                                                                    EXHIBIT 99.1





                               [KIRKLAND'S LOGO]

                                                                    News Release


Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444


                    KIRKLAND'S REPORTS FIRST QUARTER RESULTS

            >  NET SALES INCREASED 11.0%
            >  EPS OF $0.06, $0.01 ABOVE PREVIOUS GUIDANCE
            >  COMPARABLE STORE SALES INCREASED 5.1%
            >  ISSUES EPS GUIDANCE OF $0.07 TO $0.09 FOR SECOND QUARTER

JACKSON, Tenn. (May 29, 2003)-- Kirkland's, Inc. (NASDAQ/NM: KIRK) today reported financial results for the 13-week period ended May 3, 2003.

         Net sales for the first quarter ended May 3, 2003, increased 11.0% to $73.4 million from $66.2 million for the first quarter ended May 4, 2002. Comparable store sales for the first quarter of 2003 increased 5.1%. The Company's comparable store sales increased 18.0% for the first quarter of 2002.

         Net income for the first quarter of 2003 was $1.1 million, or $0.06 per diluted share, compared with pro forma income of $1.6 million, or $0.08 per diluted share, for the prior-year period. For the first quarter of 2002, the Company reported a net loss allocable to common stock of $1.2 million, or $0.16 per diluted share.

         Robert E. Alderson, Kirkland's President and Chief Executive Officer, said, "We are pleased with our results for the first quarter, especially in light of a very difficult comparable store sales comparison and a lackluster retail environment. Our sales momentum slowed somewhat in the latter part of the quarter, and we responded with aggressive pricing in order to drive sales. However, expense control remained good and we were able to produce solid earnings results. In addition, we got off to a good start on our new store development for the year."

         Kirkland's opened eight new stores and closed six stores in the first quarter of 2003. Kirkland's expects to open 38 to 40 new stores while closing 8 to 10 stores during fiscal 2003, representing a 12% net increase in the store base.

Second Quarter and Fiscal 2003 Outlook

         Kirkland's also issued sales and earnings guidance for the second quarter ending August 2, 2003. The Company stated that it expects to report net income for the second quarter of $0.07 to $0.09 per diluted share. The Company expects net sales for the second quarter to be in the range of $78 to $80 million, with comparable store sales estimated to be flat to slightly


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           805 N. Parkway | Jackson, Tennessee 38305 | (731) 668-2444


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KIRK Reports First Quarter Results
Page 2
May 29, 2003



positive when compared with a comparable store sales increase of 16.7% in the second quarter of 2002. The Company expects to open approximately eight stores in the second quarter while closing approximately two stores. Kirkland's reported pro forma income of $0.14 per diluted share and a net loss allocable to common stock of $0.35 per diluted share in the second quarter of fiscal 2002.

         Based on its outlook for the second quarter, the Company reset its range of expected net income for fiscal 2003 to $1.15 to $1.20 per diluted share. The Company's previous expectation had been for $1.17 to $1.20 per diluted share. The Company still expects net sales for fiscal 2003 to be in the range of $380 to $385 million, based on a comparable store sales increase of 3% to 4% and a net increase of 30 stores.

         Mr. Alderson commented, "Our expectations for second quarter reflect a cautious outlook in light of the sales trends that we have experienced thus far in May, and the continuing difficult comparisons we are facing for the rest of the quarter. While we were successful in producing a solid first quarter against a prior-year comparable store sales increase of 18.0%, the second quarter comparison is proving more challenging. Some of our key merchandise categories are posting solid sales increases against the prior year, while other categories are currently not able to match the extraordinary sales pace that they generated in the second quarter of 2002. In response, we are intensifying our in-store marketing efforts as we focus on improving sales and positioning our stores for a strong second half of the year. Based on this approach, we are taking a conservative stance on our near-term earnings outlook.

         "We remain confident in our concept and our strategy. The second quarter is the last in a string of five consecutive quarters where we have had double-digit comp sales comparisons. As we approach the second half of the year, we see significant opportunity for earnings increases as new stores will be making a meaningful contribution and sales comparisons are more modest. Our target remains to produce earnings in excess of $1.00 per diluted share in the second half of fiscal 2003 compared with $0.78 in the second half of fiscal 2002."

Investor Conference Call and Web Simulcast

         Kirkland's will conduct a conference call on May 30, 2003, at 10:00 a.m. EDT to discuss the first quarter fiscal 2003 earnings release and other Company developments, including the outlook for the remainder of fiscal 2003. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until June 5, 2003, by dialing
(719) 457-0820 and entering the passcode, 431256.

         Kirkland's will also host a live broadcast of its conference call on May 30, 2003, at 10:00 a.m. EDT online at the Company's website, www.kirklands.com, as well as www.firstcallevents.com/service/ajwz381256786gf12.html. The webcast replay will follow shortly after the call and will continue until June 13, 2003.


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KIRK Reports First Quarter Results
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May 29, 2003



         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 249 stores in 30 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Kirkland's reports net income and earnings per diluted share in accordance with generally accepted accounting principles (GAAP) and additionally on a pro forma basis for fiscal 2002 to exclude certain effects of the Company's July 10, 2002, initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the period presented. For a description of the pro forma adjustments, please refer to the "Reconciliation of Pro Forma Information" which is included as part of this release.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on May 1, 2003. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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KIRK Reports First Quarter Results
Page 4
May 29, 2003



                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                (dollars in thousands, except per share amounts)


                                                                                             GAAP               PRO FORMA*
                                                                                       13 WEEKS ENDED         13 WEEKS ENDED
                                                                                     MAY 3,         MAY 4,         MAY 4,
                                                                                      2003           2002           2002
                                                                                    --------       --------       --------
Net sales                                                                           $ 73,437       $ 66,184       $ 66,184
Cost of sales                                                                         49,886         43,976         43,976
                                                                                    --------       --------       --------

   Gross profit                                                                       23,551         22,208         22,208

Operating expenses:
  Other operating expenses                                                            19,765         17,164         17,164
  Depreciation and amortization                                                        1,733          1,653          1,653
  Non-cash stock compensation charge                                                      67            812             70
                                                                                    --------       --------       --------

  Operating income                                                                     1,986          2,579          3,321

Interest expense:
  Senior, subordinated and other notes payable                                            92          1,486            542
  Class C Preferred Stock                                                                 --            544             --
  Amortization of debt issue costs                                                        53            366             83
Interest income                                                                           (4)           (67)           (67)
Other expense (income), net                                                              (36)             7              7
                                                                                    --------       --------       --------

   Income before income taxes                                                          1,881            243          2,756

Income tax provision                                                                     743            100          1,130
                                                                                    --------       --------       --------

   Income before accretion of redeemable preferred stock and dividends accrued         1,138            143          1,626

Accretion of redeemable preferred stock and dividends accrued                             --          1,311             --
                                                                                    --------       --------       --------

Net income allocable to common stock                                                $  1,138       $ (1,168)      $  1,626
                                                                                    ========       ========       ========


Earnings per share:
 Basic                                                                              $   0.06       $  (0.16)      $   0.09
                                                                                    ========       ========       ========
 Diluted                                                                            $   0.06       $  (0.16)      $   0.08
                                                                                    ========       ========       ========

Shares used to calculate earnings per share:
  Basic                                                                               18,926          7,533         18,742
                                                                                    ========       ========       ========
  Diluted                                                                             19,517          7,533         19,536
                                                                                    ========       ========       ========

* See Reconciliation of Pro Forma Information


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KIRK Reports First Quarter Results
Page 5
May 29, 2003



                                KIRKLAND'S, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)



                                                       MAY 3, 2003        FEBRUARY 1, 2003
                                                       -----------        ----------------
ASSETS

Current assets:
  Cash and cash equivalents                              $ 4,228               $ 4,244
  Inventories                                             40,841                39,472
  Other current assets                                     5,443                 5,957
                                                         -------               -------
       Total current assets                               50,512                49,673

Property and equipment, net                               26,632                25,175
Other long-term assets                                     4,157                 4,210
                                                         -------               -------

Total Assets                                             $81,301               $79,058
                                                         =======               =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Revolving line of credit                                  11,076                    --
Accounts payable                                          14,389                17,594
Other current liabilities                                 13,001                19,572
                                                         -------               -------
     Total current liabilities                            38,466                37,166

Other long-term liabilities                                2,741                 2,735
                                                         -------               -------
     Total liabilities                                    41,207                39,901
                                                         -------               -------

Net shareholders' equity                                  40,094                39,157
                                                         -------               -------

Total Liabilities and Shareholders' Equity               $81,301               $79,058
                                                         =======               =======


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KIRK Reports First Quarter Results
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May 29, 2003



                                KIRKLAND'S, INC.
                     RECONCILIATION OF PRO FORMA INFORMATION
                (dollars in thousands, except per share amounts)


In addition to reporting in accordance with generally accepted accounting principles (GAAP), we have reported our fiscal 2002 operating results on a pro forma basis to exclude certain effects of our July 10, 2002, initial public offering. This pro forma information is used internally to evaluate our performance without regard to the non-recurring financial effects of the initial public offering. We believe that this information provides investors with additional insight into our operating results.


Pro Forma Income and Earnings Per Share

Pro forma income is prepared on a basis to exclude certain effects of our initial public offering. The pro forma figures give effect to the initial public offering as though it took place at the beginning of the periods presented. The following sets forth the reconciliation of pro forma income and pro forma earnings per share to GAAP net income and GAAP earnings per share for the 13 weeks ended May 4, 2002 (in thousands, except for per share data):


Pro forma income                                                                     $  1,626

Interest on debt retired in IPO                                                        (1,488)
Non-recurring, non-cash stock compensation charges                                       (742)
Difference in debt issue cost amortization due to May 2002 refinancing                   (283)
Accretion of redeemable preferred stock and dividends accrued on
  classes of preferred stock retired in IPO                                            (1,311)
Estimated tax effect using effective tax rate                                           1,030
                                                                                     --------

GAAP net income                                                                      $ (1,168)
                                                                                     ========


Diluted weighted average shares outstanding - pro forma                                19,536

New shares issued in IPO                                                               (4,925)
Exercise of common stock warrants at IPO                                               (2,096)
Exchange of Class C Preferred Stock for common stock at IPO                              (568)
Conversion of Class A, Class B and Class D Preferred Stock at IPO                      (4,210)
Repurchase of common stock at IPO                                                         590
Dilution from stock options                                                              (794)
                                                                                     --------

Diluted weighted average shares outstanding - GAAP                                      7,533
                                                                                     ========

Pro forma earnings per diluted share                                                 $   0.08
                                                                                     ========
GAAP earnings per diluted share                                                      $  (0.16)
                                                                                     ========


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